SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Forge River Road, Suite 100, Webster, Texas	77598
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

N/A

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (e)

On May 21, 2026, KULR Technology Corporation, a wholly owned subsidiary of KULR Technology Group, Inc. (the “Company”), entered into a Separation Agreement and General Release (the “Agreement”) with Shawn Canter, pursuant to which Mr. Canter’s employment with KULR Technology Corporation will terminate. Accordingly, effective May 22, 2026, Mr. Canter resigned from his position as Chief Financial Officer of the Company and from all other appointments and positions held with the Company and any of its affiliated entities.

The Agreement contains customary protections, including a general mutual release of claims by Mr. Canter in favor of the Company and its affiliates and by the Company in favor of Mr. Canter. The Agreement will become effective on the eighth day following Mr. Canter’s execution (or May 29, 2026), provided that he does not revoke the Agreement prior to such date.

Pursuant to the terms of the Agreement, the Company will pay Mr. Canter (i) all accrued and unpaid salary and accrued and unused paid time off through the separation date, subject to legally required payroll withholdings and deductions, and (ii) reimbursement for documented business expenses incurred through the separation date. In addition, Mr. Canter has agreed to cooperate with the Company in connection with the completion of any HR-related exit documentation and the defense, prosecution, or investigation of any claims or matters arising during the period of his employment, in exchange for which the Company will pay Mr. Canter at an hourly rate of $300.00 per hour for time spent providing such cooperation, plus reimbursement of reasonable out-of-pocket expenses.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1†	Separation Agreement, dated May 21, 2026, by and between KULR Technology Corporation and Shawn Canter.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

†	Certain immaterial and confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: May 21, 2026	By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer